Nittany Financial Corp.       Subject:  4Q 2003 Earnings

                              Contact: Samuel J. Malizia, Chairman of the Board David Z. Richards, Jr., President & CEO
                                        (814) 238-5724

                              Date:     February 13, 2004

FOR IMMEDIATE RELEASE
---------------------

                        NITTANY FINANCIAL CORP. ANNOUNCES
                          INCREASE IN EARNINGS FOR 2003

State College,  PA....Nittany  Financial  Corp.,  (the  "Company") (OTC Bulletin
Board Symbol "NTNY") the holding company for Nittany Bank, Vantage Investment Advisors, LLC and Nittany Asset Management Inc., today announced record three and twelve month earnings for 2003.

Fully diluted earnings for the three month period ending December 31, 2003 were $512,000 or $0.30 per share, compared to $301,000 or $0.20 per share for the three month period ending December 31, 2002, a 50% increase. Fully diluted earnings for the twelve months ending December 31, 2003 were up 68% to $1,625,000 or $1.01 per share compared to $887,000 or $0.60 per share for the twelve months ended December 31, 2002.

Despite a difficult interest rate environment, net interest income for the twelve months ended December 31, 2003 was $6,366,000 compared to $4,404,000 for the same period ending December 31, 2002, a $1,962,000 or 44% rise. The interest margin gains, along with a $1,215,000 increase in non-interest income for 2003, more than offset the higher level of non-interest expenses associated with the growth of the Company.

"The continued strong execution of our retail banking strategy and the addition of Vantage Investment Advisors, LLC made a positive impact on the earnings of the Company during 2003; and our 2.25% Nittany Savings account continues to be the best regular savings product in Central Pennsylvania," commented Samuel J. Malizia, Chairman of the Board for Nittany Financial Corp. Malizia added, "Both Vantage and Nittany Bank are focusing on our primary goal of making sure each and every client is provided the best financial services."

The balance sheet for the Company also continued to show strong growth and excellent credit quality. Total assets for the consolidated entity were $248,587,000 on December 31, 2003, compared to $179,659,000 at December 31,
2002, a 38% annual increase. Total deposits at December 31, 2003, were $220,893,000, an increase of 41% from December 31, 2002. All deposit products grew by at least 15%, with savings deposits providing the majority of the increases for 2003 with growth of 58%. Total net loans grew by 47% to $182,743,000 for the twelve month period ending December 31, 2003. Non-performing loans over 90 days delinquent were only $56,000 or 0.03% of the total loan portfolio.

President and CEO David Richards added, "The entire Nittany Financial team is creating value from our investments in technology, offices and new products. All four banking offices and investment subsidiaries are performing well, growing and contributing to the financial performance of the Company. Intense local competition and a challenging interest rate environment are bringing out the best in our employees and directors. As the area's hometown bank and financial services provider, we are confident in our ability to continue creating significant value for our shareholders, clients, employees and community."

Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated in State College, Pennsylvania. Nittany Bank began operations in October, 1998 and currently operates four offices with 54 full time equivalent employees. Nittany Bank offers a full range of financial services through its four offices, five ATM's, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com website.

The parent company, Nittany Financial Corp., also owns two investment subsidiaries. Nittany Asset Management Inc. offers retail investment products through the Bank's four offices. Vantage Investment Advisors, LLC is a Registered Investment Advisory firm providing fee based investment management services. Vantage currently manages approximately $208 million in investments for small business retirement plans as well as individual portfolio management for consumers.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET

                                                                             December 31,
                                                                        2003             2002
                                                                   -------------     -------------
                                                                             (unaudited)
ASSETS
     Cash and due from banks                                        $     805,812    $     618,937
     Interest-bearing deposits with other banks                        14,147,474        5,233,136
                                                                    -------------    -------------
       Cash and cash equivalents                                       14,953,286        5,852,073
     Investment securities available for sale                           4,074,095        6,024,009
     Investment securities held to maturity (estimated
       market value of $39,168,895 and $38,727,563)                    39,246,289       38,359,925
     Loans receivable                                                 184,480,012      125,431,701
     Less allowance for loan losses                                     1,737,475        1,177,141
                                                                    -------------    -------------
       Net loans                                                      182,742,537      124,254,560
     Premises and equipment                                             2,570,953        1,941,009
     Federal Home Loan Bank stock                                       1,311,300        1,175,400
     Goodwill                                                           1,763,231          799,217
     Accrued interest and other assets                                  1,925,622        1,252,839
                                                                    -------------    -------------

             TOTAL ASSETS                                           $ 248,587,313    $ 179,659,032
                                                                    =============    =============

LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $   7,880,177    $   6,159,204
         Interest-bearing demand                                       21,902,355       18,717,951
         Money market                                                  34,237,951       27,517,955
         Savings                                                      136,273,936       86,498,462
         Time                                                          20,598,238       17,958,397
                                                                    -------------    -------------
            Total deposits                                            220,892,657      156,851,969
     Short-term borrowings                                              2,363,887        1,141,104
     Other borrowings                                                   9,829,866       10,615,650
     Accrued interest payable and other liabilities                       673,159        1,145,853
                                                                    -------------    -------------

             TOTAL LIABILITIES                                        233,759,569      169,754,576
                                                                    -------------    -------------

STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                                 --               --
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 1,603,960 and 1,367,230 issued and outstanding         160,396          136,723
     Additional paid-in capital                                        14,323,021       11,045,912
     Retained earnings (deficit)                                          356,344       (1,268,694)
     Accumulated other comprehensive loss                                 (12,017)          (9,485)
                                                                    -------------    -------------

             TOTAL STOCKHOLDERS' EQUITY                                14,827,744        9,904,456
                                                                    -------------    -------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 248,587,313    $ 179,659,032
                                                                    =============    =============

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME


                                                  Three-Months Ended December 31,   Twelve-months Ended December 31,
                                                      2003             2002             2003             2002
                                                   -----------      -----------      -----------      -----------
                                                           (unaudited)                  (unaudited)

INTEREST AND DIVIDEND INCOME
    Loans, including fees                          $ 2,698,627      $ 2,070,924      $ 9,710,520      $ 7,020,575
    Interest-bearing deposits with other banks           8,501           24,761           57,304          132,997
    Investment securities
       Taxable                                         254,136          433,673        1,207,356        1,715,512
       Exempt from federal income tax                  114,208               --          209,174               --
    Other dividend income                                8,358            4,958           34,607           27,192
                                                   -----------      -----------      -----------      -----------
           Total interest and dividend income        3,083,830        2,534,316       11,218,961        8,896,276
                                                   -----------      -----------      -----------      -----------

INTEREST EXPENSE
    Deposits                                         1,123,379        1,034,732        4,294,545        3,824,151
    Short-term borrowings                               15,583           44,858           59,594          198,191
    Other borrowings                                   109,152          129,401          498,806          470,277
                                                   -----------      -----------      -----------      -----------
           Total interest expense                    1,248,114        1,208,991        4,852,945        4,492,619
                                                   -----------      -----------      -----------      -----------

NET INTEREST INCOME                                  1,835,716        1,325,325        6,366,016        4,403,657

Provision for loan losses                               85,000          133,000          593,000          543,000
                                                   -----------      -----------      -----------      -----------

NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                       1,750,716        1,192,325        5,773,016        3,860,657
                                                   -----------      -----------      -----------      -----------

NONINTEREST INCOME
    Service fees on deposit accounts                   127,077          135,608          497,514          468,644
    Investment security gains                           23,439               --           30,130            7,450
    Asset management income                            434,070           14,269        1,223,376           97,149
    Other                                                4,307            6,777           59,505           22,627
                                                   -----------      -----------      -----------      -----------
           Total noninterest income                    588,893          156,654        1,810,525          595,870
                                                   -----------      -----------      -----------      -----------

NONINTEREST EXPENSE
    Compensation and employee benefits                 672,672          450,160        2,280,552        1,569,018
    Occupancy and equipment                            173,207          130,123          646,825          503,213
    Professional fees                                   62,988           36,629          220,413          143,731
    Data processing fees                               111,713           64,592          397,312          250,884
    Supplies, printing, and postage                     36,751           35,814          140,726          127,573
    Advertising                                         36,038           31,117          140,424          123,038
    ATM processing fees                                 35,284           34,154          132,541          131,221
    Commission expense                                 264,690               --          650,198               --
    Other                                              161,030           86,439          521,640          309,587
                                                   -----------      -----------      -----------      -----------
           Total noninterest expense                 1,554,373          869,028        5,130,631        3,158,265
                                                   -----------      -----------      -----------      -----------

Income before income taxes                             785,236          479,951        2,452,910        1,298,262
Income taxes                                           273,482          179,000          827,872          411,749
                                                   -----------      -----------      -----------      -----------

NET INCOME                                             511,754          300,951      $ 1,625,038          886,513
                                                   ===========      ===========      ===========      ===========

EARNINGS PER SHARE
    Basic                                          $      0.32       $     0.22      $      1.09      $      0.65
    Diluted                                               0.30             0.20             1.01             0.60

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                            1,597,146        1,367,230        1,493,050        1,367,111
    Diluted                                          1,715,147        1,485,136        1,614,593        1,473,248
